Exhibit 32.1

Certification of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of George S. Barrett, Chairman and Chief Executive Officer of Cardinal Health, Inc. (the “Company”), and Jeffrey W. Henderson, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 5, 2014

/s/ GEORGE S. BARRETT
George S. Barrett
Chairman and Chief Executive Officer

/s/ JEFFREY W. HENDERSON
Jeffrey W. Henderson
Chief Financial Officer